                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Casino America, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                             CASINO AMERICA, INC.
                              711 WASHINGTON LOOP
                           BILOXI, MISSISSIPPI 39530
                                (601) 436-7000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 25, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Casino America, Inc., a Delaware corporation (the "Company"), will be held on September 25, 1997 at 10:00 a.m., Central Standard Time at the Isle of Capri--Lake Charles, 100 Westlake Avenue, Westlake, Louisiana, 70669-9801, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

    (1) To elect seven persons to the Company's Board of Directors;

    (2) To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 1,150,000 shares;

    (3) To approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 26, 1998; and

    (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Pursuant to the Company's by-laws, the Board of Directors has fixed the close of business on August 22, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended April 27, 1997 also accompanies this Notice.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Bernard Goldstein,
                                          Chairman and Chief
                                          Executive Officer

Biloxi, Mississippi
August 25, 1997

                             CASINO AMERICA, INC.
                              711 WASHINGTON LOOP
                           BILOXI, MISSISSIPPI 39530
                                (601) 436-7000

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Casino America, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on September 25, 1997, beginning at 10:00 a.m., Central Standard Time, at the Isle of Capri--Lake Charles, 100 Westlake Avenue, Westlake, Louisiana, 70669-9801, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being mailed to stockholders is August 27, 1997.

                         VOTING RIGHTS AND PROCEDURES

  The Company's common stock, $.01 par value per share (the "Common Stock"), is the only issued and outstanding class of stock. At the close of business on July 30, 1997, the Company had outstanding 23,360,187 shares of Common Stock (each, a "Share"). Each Share entitles the holder thereof to one vote on each matter submitted to a vote of stockholders. Only holders of record of the Common Stock at the close of business on August 22, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

  Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. A stockholder who submits a proxy on the accompanying form has the right to revoke it at any time prior to its use by
(i) delivering a written notice to the Secretary of the Company, (ii) executing a later-dated proxy or (iii) attending the Annual Meeting and voting in person. The form of proxy provides a space for stockholders to withhold their vote for any proposal. Stockholders are urged to indicate their vote on each matter in the space provided. If a properly executed proxy form is returned to the Company and no space is marked, it will be voted by the persons therein named at the meeting: (i) for the election of the directors recommended by the Board of Directors; (ii) to approve an amendment to the Company's 1993 Stock Option Plan (the "Option Plan" or the "1993 Plan") to increase the number of shares of the Company's common stock available for issuance thereunder by 1,150,000; (iii) for the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending on April 26, 1998; and (iv) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

  A majority of the outstanding Shares entitled to vote, represented either in person or by proxy, will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Approval of the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending on April 26, 1998 will require an affirmative vote of the holders of a majority of the Shares present or represented at the Annual Meeting and voting on such proposal, provided a quorum is present. Approval of the amendment to the Option Plan will require an affirmative vote of the holders of a majority of the Shares present or represented at the Annual Meeting and entitled to vote thereon, provided a quorum is present.

  In all cases, abstentions will be treated as Shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum. In the case of electing directors and approving the selection of Ernst & Young, abstentions will be treated as not voting on such matters. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors or to approve the selection of the independent auditors. In the case of approving the amendment to the Option Plan, however, abstentions will count as votes against the amendment to the Option Plan.

  In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those Shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect directors or to approve the amendment to the Option Plan or the selection of the independent auditors. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting and such election inspectors will determine whether or not a quorum is present.

  The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies. The fee to be paid to such firm for such services will be borne by the Company and is not expected to exceed $2,500 plus reasonable expenses.

                            1. ELECTION OF DIRECTORS

  The Company currently has six directors. The Company's bylaws provide that the number of Directors of the Company may be increased by the Board of Directors, and the Board of Directors has determined that it is in the Company's best interest, and has resolved, to have seven directors serve until the next annual meeting of the shareholders. Each director of the Company holds office until his successor is elected and qualified or until his earlier death, resignation, removal or disqualification.

  The seven nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as directors of the Company with the exception of Randolph Baker. Each of these nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

      NAME                   AGE POSITION(S)
      ----                   --- -----------
      Bernard Goldstein.....  68 Chairman, Chief Executive Officer and Director
      John M. Gallaway......  59 President, Chief Operating Officer
                                  and Director
      Allan B. Solomon......  61 Executive Vice President, Secretary,
                                  General Counsel and Director
      Robert S. Goldstein...  42 Director
      Alan J. Glazer........  56 Director
      Emanuel Crystal.......  70 Director
      Randolph Baker........  50 Director

  Bernard Goldstein has been Chairman of the Board of the Company since June 1992 and Chief Executive Officer of the Company since September 1995. From June 1992 until February 1993, and from September 1995 to December 1995, Mr. Goldstein was also President of the Company. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc. (collectively, the "Steamboat Companies"), companies involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert Goldstein.

  John M. Gallaway has been President of the Company since December 1995, Chief Operating Officer since July 1996 and a director since April 1996. From July 1995 to November 1995, Mr. Gallaway was a professor at the University of Houston. Mr. Gallaway was Deputy Managing Director, Gaming, of Sun International, a company engaged in owning and operating casinos and resorts, from September 1992 to August 1994. Prior to that, from 1984 to 1992, Mr. Gallaway was President and General Manager of TropWorld Casino Resort in Atlantic City and, from 1981 to 1984, he was President and General Manager of the Tropicana Casino Hotel in Las Vegas.

  Allan B. Solomon has been Secretary and a director of the Company since June 1992, served as the Chief Financial Officer and Treasurer of the Company from June 1992 to October 6, 1993, and was Chairman of the Executive Committee from January 1993 to April 1995. Mr. Solomon became General Counsel of the Company in May 1994 and became Executive Vice President in April 1995. Mr. Solomon is President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel from 1986 to May 1994.

  Robert S. Goldstein has been a director of the Company since February 1993. Mr. Goldstein is the President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein is a director, officer and stockholder of the Steamboat Companies and has been an officer of several affiliated river transportation companies engaged in stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein.

  Emanuel Crystal has been a director of the Company since October 1993, and is currently the Chief Executive Officer of Jackson Iron & Metal Company in Jackson, Mississippi. He has held that position for over five years and has served in various positions with that company since 1949. Mr. Crystal serves on the Board of Trustees of Tougaloo College in Mississippi.

  Alan J. Glazer has been a director of the Company since November 1996, and is currently Vice President and Regional Managing Director of Morris Anderson & Associates. Ltd., a management consulting firm. Mr. Glazer also serves as a director of Alter Barge Lines, Inc., a private company owned by Bernard Goldstein and members of his family.

  Randolph Baker has been nominated by the Board of Directors to serve as a director of the Company. Since June 1996, Mr. Baker has been President of Thompson & Baker, a public relations and public affairs firm located in Memphis, Tennessee. From July 1995 to July 1996, Mr. Baker was a visiting professor of gaming studies at the University of Nevada--Reno. From 1989 to 1995, Mr. Baker was Director of Public Affairs for The Promus Companies, Inc.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors has three standing committees: the Compensation Committee, the Stock Option Committee and the Audit Committee. The Board of Directors does not have a Nominating Committee or any committee performing similar functions. During the fiscal year ended April 27, 1997 ("fiscal 1997"), the Board of Directors met 13 times, the Compensation Committee met six times, the Stock Option Committee met six times, and the Audit Committee met two times. During fiscal 1997, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

  Messrs. Alan J. Glazer, Robert S. Goldstein and Emanuel Crystal are members of the Compensation Committee. Mr. Glazer acts as chairman of the Compensation Committee. The Compensation Committee acts as an advisory committee to the full Board with respect to matters of compensation, including option grants and bonuses, with respect to the officers and other employees of the Company.

  Messrs. Alan J. Glazer, Robert S. Goldstein and Emanuel Crystal are members of the Stock Option Committee. Mr. Glazer acts as chairman of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans.

  Messrs. Emanuel Crystal, Alan J. Glazer and Robert S. Goldstein are members of the Audit Committee. Mr. Crystal acts as chairman of the Audit Committee. The Audit Committee's responsibilities include recommending to the Board the selection of the Company's independent certified public accountants, reviewing the arrangements and the scope of the independent audit and reviewing all financial statements.

                               EXECUTIVE OFFICERS

  Set forth below is a table identifying the executive officers of the Company other than Messrs. Goldstein, Gallaway and Solomon, each of whom is identified in the section entitled "Election of Directors."

      NAME                        AGE POSITION(S)
      ----                        --- -----------
      Timothy M. Hinkley.........  42 Senior Vice President of Operations
      Rexford A. Yeisley.........  50 Vice President and Chief Financial Officer
      Robert Boone...............  48 Vice President
      Edward Reese, Jr. .........  62 Vice President
      James Guay.................  38 Vice President

  Timothy M. Hinkley has been Senior Vice President of Operations for Casino America since April 1997. Mr. Hinkley was General Manager and Vice President of the Isle of Capri Casino Crowne Plaza Resort in Biloxi, Mississippi from May 1992 to April 1997. Prior to that, from 1990 to 1992, Mr. Hinkley was Vice President of Food and Beverage and Entertainment of Steamboat Development Corporation, a riverboat gaming company in Iowa.

  Rexford A. Yeisley has been Chief Financial Officer of the Company since December 1995. Mr. Yeisley was Senior Vice President and Chief Financial Officer of Six Flags Theme Parks, Inc. from 1991 to 1995, and from 1987 to 1991, Mr. Yeisley was Vice President and Chief Financial Officer of that company.

  Robert Boone has been Vice President in charge of Human Resources and Risk Management since August 1994. From 1991 to 1994, Mr. Boone was the Director, Human Resources and Administration for Simon MOA Management Company, the managing general partner at Mall of America, the nation's largest retail and entertainment complex. From 1986 to 1991, Mr. Boone served as Director of Human Resources for IDS American Express in Minneapolis, Minnesota.

  Edward Reese, Jr. has been Vice President in charge of Construction and Design since August 1996. From January 1996 to August 1996, Mr. Reese was the Vice President, Construction for H.W.C.C. Development Corporation, a subsidiary of a casino operator. From October 1986 to January 1996, Mr. Reese was the Vice President-Design and Construction for Aztar Corporation, a company engaged in gaming, and the gaming division of its predecessor, Ramada, Inc.

  James Guay has been Vice President in charge of Marketing since March 1997. From September 1994 to March 1997, Mr. Guay was the Vice President of Marketing for Trump Plaza Hotel & Casino in Atlantic City, New Jersey. For brief periods during 1994, Mr. Guay was Vice President of Marketing for Spectrum Gaming and a Marketing Consultant for J. Caserta & Associates. From 1991 to 1994, he was Assistant Vice President--Marketing Operations for Showboat Casino--Hotel in Atlantic City, New Jersey.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                                 EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's directors, officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1997, Forms 5 and amendments thereto furnished with respect to fiscal 1997, and certain written representations received by the Company from certain reporting persons in regard to filing requirements, the Company has determined that all such filings were made on a timely basis, with the exception of a late filing of a Form 3 by Timothy Hinkley.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

  The following table sets forth certain information with respect to the beneficial ownership of the outstanding Common Stock as of July 30, 1997 (unless otherwise indicated) by (i) each director of the Company, (ii) the individuals serving as the Company's chief executive officer during fiscal 1997 and each of the four individuals serving as executive officers of the Company as of April 27, 1997 named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table," (iii) all directors and officers of the Company as of July 30, 1997 as a group and (iv) based on information available to the Company and a review of statements filed with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), each person that owned beneficially (directly or together with affiliates) more than 5% of the Common Stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

                                                       SHARES OF   PERCENTAGE OF
                                                      COMMON STOCK  OUTSTANDING
      NAME AND ADDRESS                                BENEFICIALLY    SHARES
      OF 5% BENEFICIAL OWNERS                           OWNED(1)     OWNED(1)
      -----------------------                         ------------ -------------
      Bernard Goldstein (2)..........................  2,986,501       12.8%
       2200 Corporate Boulevard, N.W.
       Boca Raton, Florida 33431
      Robert S. Goldstein (3)........................  1,081,655        4.6%
      Allan B. Solomon (4)...........................    438,670        1.9%
      Alan Glazer (5)................................     21,250          *
      Emanuel Crystal (6)............................     56,575          *
      John M. Gallaway (7)...........................     69,000          *
      Rexford A. Yeisley (8).........................     16,000          *
      Robert Boone (9)...............................     19,850          *
      All Officers and Directors as a Group
       (11 persons) (10).............................  4,721,060       19.9%

--------
  *Less than 1%.
(1) Calculated pursuant to Rule 13d-3 under the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of July 30,

   1997, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Does not include an aggregate of 3,159,965 shares (including 80,000 shares issuable upon exercise of stock options and warrants that are exercisable within 60 days) that are beneficially owned by members of Bernard Goldstein's family. Bernard Goldstein disclaims beneficial ownership of the shares owned by members of his family. Includes 40,000 shares issuable upon exercise of stock options that are exercisable within 60 days.
(3) Does not include an aggregate of 5,064,811 shares (including 65,000 shares issuable upon exercise of stock options and warrants that are exercisable within 60 days) that are beneficially owned by members of Robert Goldstein's family. Robert Goldstein disclaims beneficial ownership of the shares owned by members of his family. Includes 55,000 shares issuable upon exercise of stock options that are exercisable within 60 days.
(4) Includes 156,250 shares issuable upon exercise of stock options that are exercisable within 60 days.
(5) Includes 11,250 shares issuable upon exercise of stock options that are exercisable within 60 days.
(6) Includes 32,500 shares issuable upon exercise of stock options that are exercisable within 60 days and 1,575 shares owned by Mr. Crystal's wife.
(7) Includes 60,000 shares issuable upon exercise of stock options that are exercisable within 60 days.
(8) Includes 15,000 shares issuable upon exercise of stock options that are exercisable within 60 days.
(9) Includes 19,850 shares issuable upon exercise of stock options that are exercisable within 60 days.
(10) Information provided is for the individuals who were officers and directors of the Company on July 30, 1997 and includes 420,874 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 2,078,310 shares (including 25,000 shares issuable upon exercise of warrants that are exercisable within 60 days) beneficially owned by relatives of Bernard Goldstein and Robert S. Goldstein, other than them, the beneficial ownership of which is disclaimed by Bernard Goldstein and Robert S. Goldstein. If such shares were included in the category "All Officers and Directors as a Group," the number of shares of Common Stock beneficially owned by such group as of July 30, 1997 would have been 6,799,320, and the percentage of outstanding shares of Common Stock owned by such group as of July 30, 1997 would have been 28.6%.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company by the Company's Chief Executive Officer during fiscal 1997 and the four most highly compensated executive officers (other than the chief executive officer) during fiscal 1997 (the "Named Executive Officers") for the years indicated.

                                                                              LONG TERM
                                          ANNUAL COMPENSATION                COMPENSATION
                            ------------------------------------------------ ------------
                              FISCAL                                          SECURITIES
      NAME AND PRINCIPAL    YEAR ENDED                        OTHER ANNUAL    UNDERLYING     ALL OTHER
           POSITION           APRIL    SALARY (1) BONUS (1) COMPENSATION (2) OPTIONS (#)  COMPENSATION (3)
      ------------------    ---------- ---------- --------- ---------------- ------------ ----------------
   Bernard Goldstein.......    1997     $350,000       --          --           70,000         35,017
    Chairman and               1996      190,692    50,000         --           15,000         54,021
    Chief Executive Officer    1995      125,246    90,000         --           10,000         57,976
   John M. Gallaway........    1997      350,000       --        6,000          92,500         19,146
    President and Chief        1996      109,615    17,500       2,192          65,000         29,167
    Operating Officer          1995          --        --          --              --             --
   Allan B. Solomon........    1997      285,000    23,500       6,000          50,000          8,360
    Executive Vice             1996      225,846   115,000       6,000          15,000         51,016
    President,                 1995      212,769    50,000       5,769          17,500         50,251
    General Counsel and
    Secretary
   Rexford A. Yeisley......    1997      167,885    36,000       6,000          35,000         37,803
    Vice President and         1996       51,692    10,750       2,053          45,000            --
    Chief Financial Officer    1995          --        --          --              --             --
   Robert Boone............    1997      124,615    24,000       6,000          35,000          2,818
    Vice President             1996      107,462    27,500       6,000          15,000          2,310
                               1995       70,475    40,000       4,154          17,500          9,265

--------
(1) Mr. Goldstein receives his salary and bonus in shares of Common Stock. Mr. Goldstein's salary is paid in the number of shares equal to his net monthly salary based on the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, on the 15th day of that month (or the last preceding trading day if the 15th is a Saturday, Sunday or holiday).
(2) Includes an annual auto allowance of $6,000 paid by the Company for Messrs. Gallaway, Solomon, Yeisley and Boone, respectively.
(3) Includes the Company's matching contribution to the Company's 401(k) deferred compensation plan during fiscal 1997 for the accounts of Messrs. Goldstein and Boone of $2,375 each, relocation costs paid by the Company for Messrs. Gallaway and Yeisley of $14,883 and $26,523, respectively, temporary housing for Messrs. Gallaway and Yeisley of $3,027 and $10,501, respectively, interest paid to Mr. Goldstein in the amount of $30,284 for an available line of credit to the Company and medical insurance paid by the Company for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Boone of $2,358, $1,236, $8,360, $779 and $443, respectively.

OPTION GRANTS FOR LAST FISCAL YEAR

  The following table sets forth information concerning options granted during fiscal 1997 to the Named Executive Officers.

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE OF ASSUMED
                                                                            ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION
                              INDIVIDUAL GRANTS                              FOR OPTION TERM(1)
                         ---------------------------                        ---------------------
                          NUMBER OF
                         SECURITIES    % OF TOTAL
                         UNDERLYING  OPTIONS GRANTED EXERCISE OR
                           OPTIONS   TO EMPLOYEES IN BASE PRICE  EXPIRATION
NAME                     GRANTED (#)   FISCAL YEAR     $/SHARE      DATE      5% ($)    10% ($)
----                     ----------- --------------- ----------- ---------- ---------- ----------
Bernard Goldstein.......   10,000          9.0%         6.25      05/10/06  $   63,739 $  138,515
                           60,000                       3.06      12/20/06     112,655    288,137
John M. Gallaway........   10,000         11.9%         6.25      05/10/06      63,739    138,515
                           22,500                       6.38      08/22/06      85,626    221,308
                           60,000                       3.06      12/20/06     112,655    288,137
Allan B. Solomon........   10,000          6.4%         6.25      05/10/06      63,739    138,515
                           40,000                       3.06      12/20/06      75,103    192,091
Rexford A. Yeisley......   35,000          4.5%         3.06      12/20/06      65,716    168,080
Robert Boone............   35,000          4.5%         3.06      12/20/06      65,716    168,080
Edward Reese............   22,500          7.4%         6.38      08/22/06      85,626    221,308
                           35,000                       3.06      12/20/06      65,716    168,080
James Guay..............   30,000          3.9%         2.56      03/17/07      46,131    118,947
Timothy Hinkley.........   10,000          4.5%         2.12      04/07/07      15,450     37,159
                           25,000                       3.06      12/20/06      46,940    120,057

--------
(1) The potential realizable dollar value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%) and (ii) the per-share exercise price of the option and (b) the number of securities underlying the grant at fiscal year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information concerning the number and value of shares acquired on the exercise of options and exercisable and unexercisable stock options at the end of fiscal 1997 for the Named Executive Officers.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                         OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                            SHARES ACQUIRED  VALUE           YEAR END             FISCAL YEAR END ($)
   NAME                     ON EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
   ----                     --------------- -------- ------------------------- -------------------------
   Bernard Goldstein.......       --          --           29,875/87,625                 $--
   John M. Gallaway........       --          --           28,000/129,500                 --
   Allan B. Solomon........       --          --          108,625/108,875                 --
   Rexford A. Yeisley......       --          --           13,500/66,500                  --
   Robert Boone............       --          --           14,750/52,750                  --

COMPENSATION OF DIRECTORS

  Directors who are not employed by the Company receive a $50,000 annual retainer and additional compensation of $1,000 per day for Board meetings attended. Directors who are employees of the Company receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending Board meetings. In addition, upon the initial election or appointment of any person to the Board of Directors, such director receives options to acquire 22,500 shares of Common Stock pursuant to the provisions of the Option Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  In December 1995, the Company entered into separate employment agreements with John M. Gallaway, President and Chief Operating Officer (as of July 1996), Allan B. Solomon, Executive Vice President, General Counsel and Secretary, and Rexford A. Yeisley, Vice President and Chief Financial Officer (collectively, the "Employment Agreements"). Pursuant to the Employment Agreements, Messrs. Gallaway, Solomon and Yeisley receive an initial annual base salary of $300,000, $235,000 and $160,000, respectively, subject to increases as may be determined by the Company's Board of Directors from time to time. In addition, Messrs. Gallaway and Yeisley received options to purchase 50,000 and 30,000 shares of Common Stock, respectively, at the fair market price of shares at the date of issuance. Each of Messrs. Gallaway, Solomon and Yeisley are entitled to participate in any stock option or other benefit plans of the Company. The Employment Agreements are each for an initial term of three years, and are automatically renewable for successive one-year periods thereafter, unless 90 days' written notice is given by either party. If the Company terminates the employment of the respective party to the Employment Agreement without "cause" (as defined in the Employment Agreements), either during the initial term or any renewal term or by written notice of nonrenewal, such person would be entitled, upon releasing the Company and its affiliates from any and all claims, to receive his salary and employee benefits for the greater of (i) one year or (ii) 50% of the salary and employee benefits for the remaining term of employment. In July 1995, the Company entered into an employment agreement with Robert F. Boone, Vice President in charge of Human Resources, with terms substantially similar to the Employment Agreements described above. Mr. Boone received an initial annual base salary of $100,000, subject to increases as determined by the Company's Board of Directors from time to time. In August 1996, the Company entered into an employment agreement with Edward F. Reese, Jr., Vice President in charge of Construction and Design, with terms substantially similar to the Employment Agreements described above. Mr. Reese received an initial annual base salary of $150,000, subject to increases as determined by the Company's Board of Directors from time to time. In addition, Mr. Reese received options to purchase a total of 25,000 shares of Common Stock, vesting at a rate of 5,000 options per year, except, in the event of a change in management, buyout or takeover, all of such options will become vested. In March 1997, the Company entered into an employment agreement with James D. Guay, Vice President in charge of Marketing, with terms substantially similar to the Employment Agreements described above. Mr. Guay received an initial annual base salary of $160,000, subject to increases as may be determined by the Company's Board of Directors from time to time. In addition, Mr. Guay received options to purchase a total of 30,000 shares of Common Stock, vesting at a rate of 6,000 options per year, except, in the event of a change in management, buyout or takeover, all of such options will become vested. In April 1997, the Company entered into an employment agreement with Timothy M. Hinkley, Senior Vice President of Operations, with terms substantially similar to the Employment Agreements described above. Mr. Hinkley received an initial annual base salary of $200,000, subject to increases as may be determined by the Company's Board of Directors from time to time. In addition, Mr. Hinkley received options to purchase a total of 10,000 shares of Common Stock, vesting a rate of 2,000 options per year, except that in the event of a change in management, buyout or takeover, all of such options will become vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Alan Glazer, Robert S. Goldstein and Emanuel Crystal are members of the Company's Compensation Committee. Mr. Robert S. Goldstein is the son of Bernard Goldstein, the Chairman and Chief Executive Officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee advises the Board of Directors concerning executive compensation, including base salaries, bonuses and the bases for their award, stock option plans and health, life insurance and other benefits. Compensation Committee recommendations concerning executive compensation are reviewed and approved by the Board. Board members who are also executive officers of the Company do not participate in the deliberations of the Board concerning their respective compensation and benefits and do not vote on such matters.

  The Company's objective concerning executive compensation is to design an executive compensation program that attracts and retains qualified executives and aligns executives' interests with those of the Company and its stockholders in achieving the Company's operating goals and business objectives and increasing stockholder value. The principal components of the Company's executive compensation program are base salary, bonus and stock options. In light of the Company's objective concerning executive compensation, a substantial portion of the executive compensation above the base salary is generally provided through bonuses tied to certain indicators of Company performance and through the grant of stock options.

  The Compensation Committee's determinations of overall executive compensation for the fiscal year ended April 27, 1997, which includes salary, bonus, certain benefits and stock option awards, were generally subjective based upon consideration of, among other factors, the performance of the Company during the fiscal year, the individual executive officer's contribution to the achievement of operating goals and business objectives and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the gaming industry.

  Mr. Goldstein serves as CEO at the will of the Board and has not entered into an employment agreement with the Company. The Board of Directors, with Mr. Goldstein abstaining from the deliberations, determined to compensate Mr. Goldstein for his services as CEO with an annual salary of $350,000 for fiscal 1997. This salary level was set based on a general review of compensation levels of other chief executive officers in comparable companies. Mr. Goldstein's pro rata portion of salary is paid at the end of each month in shares of Common Stock, based on the closing price of Common Stock on the 15th day of that month (or the last preceding trading day if the 15th is a Saturday, Sunday or holiday). In formulating Mr. Goldstein's bonus and stock option awards, the Board principally considered Mr. Goldstein's valuable experience as it relates to leading the Company in its continuing development of its existing properties and in expansion into new jurisdictions.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 1997. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible by the Company.

                                          By The Compensation Committee:
                                          Alan J. Glazer
                                          Robert S. Goldstein
                                          Emanuel Crystal

                            STOCK PERFORMANCE GRAPH

  The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index (a broad market index) and the Dow Jones Entertainment and Leisure--Casinos Index (an industry index) for the period from August 19, 1992, the date upon which the Common Stock was registered pursuant to Section 12 of the Exchange Act, through April 27, 1997. The comparison reflects the investment of $100 on August 19, 1992, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the NASDAQ Market Index and the Dow Jones Entertainment and Leisure--Casinos Index. The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CASINO AMERICA, INC., NASDAQ MARKET INDEX AND DOW JONES ENTERTAINMENT AND LEISURE--CASINOS INDEX




                                     LOGO

  The performance graph in the Company's proxy statement relating to the 1996 annual meeting of stockholders compared the total return on the Company's Common Stock with the cumulative total return on the Media General Industry Group 241--Hotels, Motels and Resorts Index (an industry index). The Company believes that the Dow Jones Entertainment and Leisure--Casinos Index is a more appropriate industry index with which to compare the total return on the Company's Common Stock than is the Media General Industry Group 241--Hotels, Motels and Resorts Index because the Company believes that the Dow Jones Entertainment and Leisure--Casinos Index includes companies that more closely approximate the capitalization and business activities of the Company.

  As required by the rules and regulations of the Securities and Exchange Commission, the following graph compares the total return on the Company's Common Stock with the cumulative total return on the Media General Industry Group 241--Hotels, Motels and Resorts Index, for the period from August 19, 1992 through April 27, 1997. For the reasons stated above, the Company does not presently intend to include a comparison of the total return on the Company's Common Stock to this index in future proxy statements.

                                     LOGO

                              CERTAIN TRANSACTIONS

  As of August 1, 1997, Allan B. Solomon, the Executive Vice President, Secretary and General Counsel of the Company, was indebted to the Company in the aggregate amount of $264,381, payable on demand on 30 days' written notice or immediately upon the termination of Mr. Solomon's employment with the Company. Such indebtedness bears interest at the rate of 10% per annum and is unsecured. The largest aggregate amount of indebtedness of Mr. Solomon to the Company was $886,000, which amount was subsequently reduced to the level described above.

  In connection with the Company's acquisition of Grand Palais Riverboat, Inc. ("GPRI") on May 3, 1996, Bernard Goldstein, the Chairman and Chief Executive Officer, and three of his sons (including Robert Goldstein, a director of the Company) pledged certain of their assets for the issuance of a letter of credit to secure the repayment of a portion of the principal of certain notes issued by the Company to effect the acquisition of GPRI. Pursuant thereto, the Company issued to two of the sons (excluding Robert Goldstein) a five-year warrant to purchase 12,500 shares of Common Stock at an exercise price of $5.875 per share.

           2. APPROVAL OF THE AMENDMENT TO THE 1993 STOCK OPTION PLAN

  Effective as of January 14, 1993, the Casino America 1993 Stock Option Plan was adopted by the Board and approved by the Company's stockholders on November 17, 1993. The 1993 Plan was adopted to further the growth of the Company and its subsidiaries by offering an incentive to officers, directors and other key employees of the Company to continue in the employ of the Company, and to increase the interest of these individuals in the Company through additional ownership of its Common Stock.

  Initially, 200,000 shares were reserved for issuance under the 1993 Plan, subject to adjustment for corporate transactions and changes that affect the Company, its share price or share status. If an award expires unexercised or is cancelled without being exercised in full, the number of shares of Common Stock previously reserved for such award will be available for future awards under the 1993 Plan. Pursuant to the provisions of the 1993 Plan, the number of shares available for issuance under the Casino America 1992 Stock Option Plan were adjusted to account for a three-for-two stock dividend distributed in June 1993 and again in April 1994. On August 22, 1994, the Board amended the 1993 Plan to increase the number of shares reserved for issuance to 850,000 shares and such amendment was approved by the Company's stockholders. On March 5, 1996, the Board amended the 1993 Plan to reserve an additional 350,000 shares for issuance under the 1993 Plan, and such amendment was approved by the Company's stockholders. On July 2, 1997, the Board amended the 1993 Plan to reserve an additional 1,150,000 shares for issuance under the 1993 Plan, subject to stockholder approval. Pursuant to the provisions of the 1993 Plan, the Board is submitting the amendment to the 1993 Plan to the stockholders for approval of the increase in shares of Common Stock available for issuance. The following summary of the 1993 Plan is qualified in its entirety by reference to the complete text of the 1993 Plan, which is set forth in Exhibit A to this Proxy Statement.

GENERAL DESCRIPTION

  Participants in the 1993 Plan shall consist of any employee, officer or director of the Company. Except for mandatory grants to certain directors and reload options, participants in the 1993 Plan are selected from time to time by the Board or by a committee of at least two members appointed by the Board to administer the 1993 Plan (referred to hereinafter as the "1993 Plan Committee"). The number of shares of Common Stock subject to any stock option granted under the 1993 Plan is subject to the discretion of the Board or the 1993 Plan Committee.

  The Board or the 1993 Plan Committee has the general authority to administer the 1993 Plan. The Board may amend the 1993 Plan in any respect; provided, however, that, no amendment which materially increases the number of shares subject to the 1993 Plan, changes the class of eligible participants, extends the period during which options may be exercised, changes the provisions relating to the minimum option price or changes the provisions relating to termination of options granted under the 1993 Plan may be made without the approval of the stockholders of the Company. In addition, termination of the 1993 Plan may not adversely affect the rights of any holder of an outstanding option under the 1993 Plan as of the date of termination.

  At June 30, 1997, the Company had approximately 6,000 employees and, at July 31, 1997, approximately 68 employees were participants in the 1993 Plan. As of July 31, 1997, 1,214,325 shares of Common Stock were subject to outstanding awards under the 1993 Plan and, after giving effect to the increase approved by the Board on July 2, 1997, 1,135,675 shares remained available for issuance. The closing price per share of Common Stock on July 31, 1997 was $2.25, as reported on the Nasdaq National Market.

AWARDS UNDER THE 1993 PLAN

  In General. Options to purchase shares of Common Stock of the Company, including incentive stock options, may be awarded under the 1993 Plan; provided, however, that incentive stock options may only be granted to employees of the Company and its subsidiaries. Except for mandatory grants of stock options to directors who are members of the 1993 Plan Committee and reload options, each as described below, the Board or the 1993 Plan Committee will determine the number of shares subject to each stock option and the manner and time of exercise. No option, however, shall be exercisable more than 10 years after the date of grant (5 years in the case of an incentive stock option granted to a ten percent owner) and all outstanding options will become fully vested upon a Change in Control of the Company (as defined in the 1993 Plan). Additional rules are set forth in the 1993 Plan for exercises of stock options in the event of the retirement, disability or death of employees who are option holders.

  Unless otherwise specified by the Board or the 1993 Plan Committee, the per share option price shall not be less than 100% of the fair market value of a share of Common Stock at the date of grant; provided, however, that in no event may the option price for an incentive stock option be less than 100 percent of the fair market value at the date of grant (110 percent in the case of a ten percent owner). Upon exercise, the option price (and any applicable withholding taxes) may be paid in cash, in shares of Common Stock having a fair market value equal to the option price, or in a combination thereof. The agreement or instrument evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the 1993 Plan as the Board or the 1993 Plan Committee may determine.

  Mandatory Grant of Director Options. From and after August 15, 1994, upon the initial election or appointment of any person to the Board, such director shall be granted as compensation for serving as a director, options to acquire 22,500 shares of Common Stock. One-half of the options granted to directors shall vest immediately and one-half of such options shall vest one year from the date of grant, and shall be granted for a term of five years.

  Reload Options. Whenever a participant holding any option outstanding pursuant to the 1993 Plan exercises the option and makes payment of the exercise price in whole or in part, by tendering Common Stock previously held by the participant, then the participant shall automatically be granted a "Reload Option" with respect to the number of shares of Common Stock that is equal to the number of shares tendered by the participant on payment of the option price of the option being exercised. The option price of the Reload Option shall be an amount equal to the fair market value per share of Common Stock, determined as of the date of receipt by the Company of the notice by the participant to exercise the option. The exercise period of the Reload Option shall expire, and the Reload Option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally surrendered option or (ii) one year from the date of grant of the Reload Option. Any Reload Option granted shall vest immediately upon grant. All other terms of the Reload Options granted under the 1993 Plan shall be identical to the terms and conditions of the original option, the exercise of which gives rise to the grant of the Reload Option.

  Federal Income Tax Consequences of Awards. An optionee generally will not recognize taxable income upon the grant of a stock option, and neither gain nor loss will be recognized as a deduction by the Company. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the underlying shares on the date of the exercise, and the Company generally will be entitled to a deduction for the amount recognized as ordinary income by the optionee. Generally, an optionee will not be deemed to have received taxable income upon the exercise of an incentive stock option. Any gain realized upon a disposition of shares received pursuant to the exercise of an incentive stock option will be taxed as a long-term capital gain or loss, assuming the optionee holds the shares for at least two years after the date of grant and for at least one year after the date of exercise. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to satisfaction of the holding periods described above, the optionee will generally recognize ordinary income, and the Company will be allowed to deduct an amount, equal to lesser of (i) the excess of the market value of the shares at the date of exercise over the option price or
(ii) the excess of the amount realized upon disposition of the shares over the option price. If an optionee pays the exercise price of any option by delivery of shares of Common Stock, the exchange of shares generally will be treated as a non-taxable transaction (provided, in the case of an incentive stock option, that the shares delivered in payment are not shares acquired upon exercise of an incentive stock option which has not satisfied the holding period requirements discussed above).

CASINO AMERICA 1993 STOCK OPTION PLAN FISCAL 1997 AWARDS

  No decision has yet been made regarding total awards under the 1993 Plan for fiscal 1998 or subsequent years. During fiscal 1997, options to acquire 152,500 shares were awarded to all employees as a group (excluding executive officers), at a weighted average exercise price of $3.06 per share and an expiration date of November 22, 2005, and 527,500 shares were awarded to all eligible participants in the 1993 Plan at a weighted average exercise price of $3.46 per share and expiration dates ranging from March 4, 2001 to November 22, 2005.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1993 STOCK OPTION PLAN.

                     3. APPROVAL OF SELECTION OF AUDITORS

  Unless marked to the contrary, proxies will be voted for the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending on April 26, 1998. Ernst & Young was engaged as the Company's independent auditors effective June 1993 and has audited the Company's consolidated financial statements for the years ended April 30, 1993, April 30, 1994, April 30, 1995, April 30, 1996 and April 27, 1997.

  Representatives of Ernst & Young are expected to appear at the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

  The firm of McGladrey & Pullen had previously served as the Company's auditors from June 8, 1992 until June 1993, at which time pursuant to a recommendation of the Board, they were dismissed. McGladrey & Pullen's report on the financial statements of the Company for each of the years ended December 31, 1991 and 1990, and for the four-month period ended April 30, 1992, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Through the date of dismissal, there were no disagreements with McGladrey & Pullen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Furthermore, there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Commission, through the date of dismissal.

  If the selection of Ernst & Young is not approved by the stockholders, the Board will consider such a vote as advice to select other independent accountants for fiscal 1999, rather than fiscal 1998, because of the difficulty and expense involved in changing independent accountants on short notice.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than June 19, 1998, at its principal executive offices, Attention: Bernard Goldstein, Chairman and Chief Executive Officer, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that annual meeting.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Stockholders for fiscal 1997 is being provided to stockholders with this Proxy Statement.

                                          By Order of the Board of Directors,

                                          Bernard Goldstein, Chairman and
                                          Chief Executive Officer

August 25, 1997
Biloxi, Mississippi

                                                                      EXHIBIT A

                             CASINO AMERICA, INC.

                            1993 STOCK OPTION PLAN

                           AS AMENDED, JULY 2, 1997

1. PURPOSE OF THE PLAN

  The purpose of this Plan is to further the growth of Casino America, Inc., ("Casino") and its Subsidiaries (Casino and its Subsidiaries together being the "Company"), by offering an incentive to officers, directors and other key employees of the Company to continue in the employ of the Company, and to increase the interest of these employees in Casino, through additional ownership of its common stock.

2. DEFINITIONS

  Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

    (a) "Board of Directors" means the Board of Directors of Casino.

    (b) "Change of Control" means the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding stock of Casino and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of Casino, or of any corporation with which Casino may be consolidated or merged, are persons who were not directors or officers of Casino or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 30% or more in voting power of the outstanding stock of Casino.

    (c) "Code" means the Internal Revenue Code of 1986, as amended.

    (d) "Committee" means the committee referred to in Section 5.

    (e) "Common Stock" means the common stock, par value $.01 per share, of Casino.

    (f) "Corporate Transaction" means any (i) reorganization or liquidation of Casino, (ii) reclassification of Casino's capital stock, (ii) merger of Casino with or into another corporation, or (iv) the sale of all or substantially all the assets of Casino, which results in a significant number of Employees being transferred to a new employer or discharged or in the creation or severance of a parent-subsidiary relationship.

    (g) "Date of Grant" means, as the case may be: (i) the date fixed in this Plan for mandatory grants of Options; (2) the date the Committee approves the grant of an Option pursuant to this Plan; or (3) such later date as may be specified by the Committee as the date a particular Option granted pursuant to this Plan will become effective.

    (h) "Exercise Price" means the price per share which must be paid upon exercise of an Option. The Exercise Price may be paid in cash, property (including Common Stock) or a combination of both cash and property, as determined by the Employee upon exercise of the Option and as set forth in
  Section 9(c) hereof.

    (i) "Fair Market Value" means: (i) if the Common Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Common Stock is reported to have traded on the relevant date in all markets on which trading in the Common Stock is reported or, if there is no reported sale of the Common Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Common Stock on the relevant date; (ii) if the Common Stock is Publicly Traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Common Stock on the relevant date; or (iii) if the Common Stock is not Publicly Traded, the value of a share of Common Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.

    (j) "Incentive Stock Option" means any Option which, at the time of the grant, is an incentive stock option within the meaning of Section 422 of the Code.

    (k) "Non-Qualified Option" means any Option that is not an Incentive Stock Option pursuant to the terms of this Plan.

    (l) "Option" means any option granted pursuant to this Plan, including any Reload Options as defined herein.

    (m) "Participant" means any person employed by the Company within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder; and any officer or director of the Company even if he is not an employee within the meaning of the first clause of this subsection.

    (n) "Publicly Traded" means that a class of stock is required to be registered pursuant to Section 12 of the Exchange Act, or that stock of that class has been sold within the preceding 12 months in an underwritten public offering, or stock that is regularly traded in a public market.

    (o) "Reload Option" means an Option granted to a Participant equal to the number of shares of already owned Common Stock delivered by the Participant to pay for the exercise of an Option, as more fully described in Section 15 below.

    (p) "Retirement" means a Termination of Employment by reason of a Participant's retirement at a time when the Participant is at least 65 years old, other than by reason of a termination by resignation, discharge, death or Total Disability or the resignation, failure to stand for re-election or dismissal from the Board of Directors.

    (q) "Subsidiary" means any corporation that is a subsidiary with regard to Casino as that term is defined in Section 424(f) of the Code.

    (r) "Termination of Employment" means the time when the employee-employer relationship between an employee-Participant and the Company ceases to exist for any reason including, but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement or the resignation, failure to stand for re-election or dismissal from the Board of Directors.

    (s) "Total Disability" means the inability of a Participant to perform the material duties of his or her job by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of a Participant will be made in accordance with the written policy pertaining to Participant disability, if any, of the Company by which an employee-Participant is employed. In the absence of a written policy pertaining to Participant disability, all determinations as to the date and extent of disability of a Participant will be made by the Committee in its sole and absolute discretion. In making its determination, the Committee may consider the opinion of the personal physician of the Participant or the opinion of an independent licensed physician of the Company's choosing.

3. EFFECTIVE DATE OF THE PLAN

  The "Effective Date" of this Plan is January 14, 1993. This Plan shall become effective on the Effective Date, subject to approval of the Plan not later than 12 months from the Effective Date, by the affirmative vote of the holders of a majority of the shares of voting stock of Casino present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. The Plan was approved by the shareholders of Casino on November 17, 1993.

4. ADMINISTRATION OF THE PLAN

  The Committee shall be responsible for the administration of this Plan, and shall grant Options pursuant to this Plan. Subject to the express provisions of this Plan, the Committee shall have full authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Committee on the matters referred to in this Section shall be conclusive. The Committee may not amend this Plan. No member of the Committee shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

5. THE COMMITTEE

  The Committee shall be the Board of Directors of Casino or a committee of the Board consisting of not fewer that two members of the Board of Directors. Unless the Board of Directors appoints a Committee, the Board of Directors itself shall be the Committee. If the Committee is the Board of Directors, it shall hold meetings and act as provided in Casino's bylaws. If the Committee is other than the Board of Directors: (a) the Committee shall hold its meeting at such times and places as it may determine and shall maintain written minutes of its meetings; (b) a majority of the members of the Committee shall constitute a quorum at any meeting of the Committee; (c) all determinations of the Committee shall be made by the vote of a majority of the members who participate in a meeting; (d) the members of the Committee may participate in a meeting of the Committee in person or by conference telephone or similar communications equipment by means of which all members can hear each other; and (e) any decision or determination by written consent of all of the members of the Committee shall be as effective as if it had been made by a vote of a majority of the members who participate in a meeting.

6. STOCK SUBJECT TO THE PLAN

  From and after July 2, 1997, the maximum number of shares of Common Stock as to which Options may be granted pursuant to this Plan is Two Million Three Hundred Fifty Thousand (2,350,000) shares. The maximum number of shares of such Common Stock shall be reduced each year by the required or discretionary grant of Options as provided herein (including Reload Options as described in Section 15 below). If any Option expires or is canceled without being exercised in full, the number of shares as to which the Option is not exercised will once again become shares as to which new Options may be granted. The Common Stock that is issued on exercise of Options may be authorized but unissued shares or shares that have been issued and reacquired by Casino.

7. PERSONS ELIGIBLE TO RECEIVE OPTIONS

  Options may be granted only to Participants, as defined in Section 2(m) above.

8. GRANTS OF OPTIONS

  (a) In General. Except as otherwise provided herein (including but not limited to subsection (b) of this Section 8 and Section 15 hereof, pertaining to Reload Options), the Committee shall have complete discretion to determine when and to which Participants Options are to be granted, the number of shares of Common Stock as to which Options granted to each Participant will relate, whether Options granted to a Participant will be Incentive Stock Options or Non-Qualified Options or partly Incentive Stock Options and partly Non-Qualified Options and, subject to the limitations in Sections 9 and 10 below, the Exercise Price and the term of Options granted to a Participant. Any Options that are not designated as Incentive Stock Options when they are granted shall be Non-Qualified Options. No grant of an Incentive Stock Option may be conditioned upon a Non-Qualified Option's having yet been exercised in whole or in part, and no grant of a Non-Qualified Option may be conditioned upon an Incentive Stock Option's having not been exercised in whole or in part. Notwithstanding the foregoing, directors who are members of the Committee shall not receive options pursuant to the Plan other than pursuant to subsection (b) below, so long as they are serving on the Committee, and may not have received options pursuant to the Plan other than pursuant to subsection (b) below, or pursuant to any other plan of the Company, during the twelve month period immediately prior to their becoming a member of the Committee.

  (b) Mandatory Grant of Director Options. From and after August 15, 1994, upon the initial election or appointment of any person to the Board of Directors of Casino, such director shall be granted (whether or not he or she would otherwise be a Participant, as defined in Section 2(m) hereof) as compensation for serving as a director, Options to acquire Twenty-Two Thousand Five Hundred (22,500) shares of Common Stock. Notwithstanding any vesting provisions provided elsewhere in this Plan or in the Stock Option Agreement, one-half of the Options granted to directors hereunder shall vest immediately and one-half of such Options shall vest one year from the Date of Grant, and shall be granted for a term of five years.

9. OPTION PROVISIONS

  (a) Exercise Price. The Exercise Price of each Option shall be as determined by the Committee; provided, however, that in the case of Incentive Stock Options, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option; and, provided further, however, that notwithstanding the foregoing, the Exercise Price of both Incentive Stock Options and Non-Qualified Options for directors granted pursuant to Section 8(b) above shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option. The Exercise Price of any Reload Options shall be as determined pursuant to Section 15 of this Plan.

  (b) Term. The term of each Option shall be as determined by the Committee, but in no event shall the term of an Option (whether or not an Incentive Stock Option) be longer than ten (10) years from the Date of Grant; provided, however, that the term of any Reload Options shall be determined as provided in Section 15 of this Plan.

  (c) Manner of Exercise. An Option that has vested pursuant to the terms of this Plan may be exercised in whole or in part, in increments of a minimum of 100 shares, at any time, or from time to time, during its term. To exercise an Option, the Participant exercising the Option must deliver to Casino, at its principal office:

    (i) a written notice of exercise of the Option, which states the extent to which the Option is being exercised and which is executed by the Participant;

    (ii) a certified or bank cashier's check in an amount, or Common Stock with a Fair Market Value, equal to the Exercise Price of the Option times the number of shares as to which it is being exercised, or a combination of the foregoing; and

    (iii) a certified or bank cashier's check equal to any withholding taxes the Company is required to pay as a result of the exercise of the Option by the Participant.

  The day on which Casino receives all of the items specified in this subsection shall be the date on which the Option is exercised to the extent described in the notice of exercise.

  (d) Delivery of Stock Certificates. As promptly as practicable after an Option is exercised, Casino shall cause the transfer agent to deliver to the Participant who exercises the Option certificates, registered in that person's name, representing the number of shares of Common Stock that were purchased by the exercise of the Option. Each certificate may, if applicable, bear a legend to indicate that, the Common Stock represented by the certificate was issued in a transaction which was not registered pursuant to the Securities Act of 1933, as amended (the "Act"), and may only be sold or transferred in a transaction that is registered pursuant to the Act or is exempt from the registration requirements of the Act.

  (e) Vesting of Options. Except as otherwise provided in this Plan, the Options granted hereunder to Participants shall be subject to such conditions as to vesting as shall be determined by the Committee, in its sole and absolute discretion, at the Date of Grant of the Option, and the terms of such vesting shall be clearly set forth in the instrument granting the Option; provided, however, that upon a Change of Control, any Options that have not yet vested in accordance with the terms of this Plan and the Stock Option Agreement shall vest upon such Change of Control. An Option shall "vest" at such time as it becomes exercisable in accordance with this Plan and the Stock Option Agreement. Upon exercise of an Option and the delivery of the stock certificates as provided herein, the Common Stock acquired upon exercise of the Option shall not be subject to forfeiture by the Participant for any reason whatsoever. Notwithstanding any of the foregoing, an officer, director or person who beneficially owns ten percent (10%) or more of the Common Stock (including Options to acquire Common

Stock) shall not sell or otherwise dispose of Common Stock acquired upon exercise of an Option granted hereunder until at least six months shall elapse from latter of (i) the Effective Date of the Plan, or (ii) the Date of Grant of the Option to the date of sale or other disposition of the Common Stock acquired upon exercise of the Option.

  (f) Nontransferability of Options. During the lifetime of a person to whom an Option is granted pursuant to this Plan, the Option may be exercised only by that person or by his or her guardian or legal representative. An Option may not be assigned transferred, sold, pledged or hypothecated in any way; shall not be subject to levy or execution or disposition under the Bankruptcy Code of 1978, as amended, or any other state or federal law granting relief to creditors, whether now or hereafter in effect; and shall not be transferable otherwise than by will or the laws of descent and distribution. Casino will not recognize any attempt to assign, transfer, sell, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of this Plan, or to levy an attachment, execution or similar process upon any Option and, except as expressly stated in this Plan, Casino shall not be required to, and shall not, issue Common Stock on the exercise of an Option to anyone who claims to have acquired that Option from the person to whom it was granted in violation of this subsection.

  (g) Retirement of Holder of Option. If there is a Termination of Employment of an employee-Participant to whom an Option has been granted due to Retirement, each Incentive Stock Option held by the retired Participant, whether or not then vested, may be exercised until the earlier of: (x) the end of the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option. In the case of a Non-Qualified Option, there shall be substituted the words, "the end of the twelve (12) month period" for the words "the end of the three (3) month period" in the immediately preceding sentence.

  (h) Total Disability of Holder of Option. If there is a Termination of Employment of an employee-Participant to whom an Option has been granted by reason of his or her Total Disability, each Option held by the Participant, whether or not then vested, may be exercised until the earlier of: (x) the end of the twelve (12) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

  (i) Death of Holder of Option. If there is a Termination of Employment of a Participant to whom an Option has been granted by reason of (i) his or her death, or (ii) the death of a former Participant within three (3) months following the date of his or her Retirement (or, in the case of a Non-Qualified Option, within twelve (12) months following the date of his or her Retirement), or (iii) the death of a former Participant within twelve (12) months following the date of his or her Termination of Employment by reason of Total Disability, then each Option held by the person at the time of his or her death, whether or not then vested, may be exercised by the person or persons to whom the Option shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of: (x) the end of the twelve (12) month period immediately following the date of death (or such longer period as is permitted by the Committee); and (y) the expiration of the term specified in the Option, provided, however, that in no event is the term of the Option to be deemed to expire prior to the end of three (3) months from the date of death of the Participant.

  (j) Termination of Employment Other Than for Retirement, Death or Disability. If there is a Termination of Employment of an employee-Participant to whom an Option has been granted pursuant to this Plan for any reason other than the Retirement, death or Total Disability of the employee-Participant, then all Options held by such employee-Participant which are then vested may be exercised until the earlier of: (x) the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

  (k) Stock Option Agreement. As promptly as practicable after a Participant is granted an Option pursuant to this Plan, the Committee shall send the Participant a document setting forth the terms and conditions of the grant. The form of grant document shall be substantially as set forth in Exhibit "A" attached hereto. Each Option granted pursuant to this Plan must be clearly identified as to whether it is or is not an Incentive Stock Option and shall set forth all other terms and conditions relating to the exercise thereof. In the case of an Incentive Stock Option, the document shall include all terms and provisions that the Committee determines to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If a Participant is granted an Incentive Stock Option and a Non-Qualified Option at the same time, the Committee shall end the Participant a separate document relating to each of the Incentive Stock Option and the Non-Qualified Option.

10. SPECIAL PROVISIONS RELATING TO INCENTIVE STOCK OPTIONS

  No Incentive Stock Option may be granted pursuant to this Plan after ten
(10) years from the first to occur of: (i) the date this Plan is adopted by the Board of Directors; or (ii) the date this Plan is approved by the stockholders of Casino. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant or such shorter period as is provided herein. Notwithstanding Sections 8(b) and 15 hereof, Incentive Stock Options may not be granted to a Participant who, at the time the Option is granted, owns more than ten percent (10%) of the total combined voting power of the stock of Casino, unless: (i) the purchase price of the Common Stock pursuant to the Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant; and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. The Committee is authorized, pursuant to the last sentence of Section 422(b) of the Code, to provide at the time an Option is granted, pursuant to the terms of such Option, that such Option shall not be treated as an Incentive Stock Option even though it would otherwise qualify as an Incentive Stock Option. The terms of any Incentive Stock Option granted hereunder shall, in the hands of any individual grantee thereof, be subject to the dollar limitations set forth in
Section 422(d) of the Code (pertaining to the $100,000 per year limitation).

11. RECAPITALIZATION

  (a) In General. If Casino increases the number of outstanding shares of Common Stock through a stock dividend or a stock split, or reduces the number of outstanding shares of Common Stock through a combination of shares or similar recapitalization then, immediately after the record date for the change: (i) the number of shares of Common Stock issuable on the exercise of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be increased in the case of a stock dividend or a stock split, or decreased in the case of a combination or similar recapitalization that reduces the number of outstanding shares, by a percentage equal to the percentage change in the number of outstanding shares of Common Stock as a result of the stock dividend, stock split, combination or similar recapitalization; (ii) the Exercise Price of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be adjusted so that the total amount to be paid upon exercise of the Option in full will not change; and (iii) the number of shares of Common Stock that may be issued on exercise of Options granted pursuant to this Plan (whether or not then vested) and that are outstanding or remain available for grant shall be increased or decreased by a percentage equal to the percentage change in the number of outstanding shares of Common Stock.

  (b) Corporate Transactions. If, as a result of a Corporate Transaction while an Option granted pursuant to this Plan is outstanding (whether or not then vested), and the holders of the Common Stock become entitled to receive, with respect to their Common Stock, securities or assets other than, or in addition to, their Common Stock, then upon exercise of that Option the holder shall receive what the holder would have received if the holder had exercised the Option immediately before the first Corporate Transaction that occurred while the Option was outstanding and as if the Company had not disposed of anything the holder would have received as a result of that and all subsequent Corporate Transactions. Casino shall not agree to any Corporate Transaction unless the other party to the Corporate Transaction agrees to make available, on exercise of the Options granted pursuant to this Plan that are outstanding at the time of the Corporate Transaction, the securities or other assets the holders of those Options are entitled pursuant to this subsection to receive.

12. RIGHTS OF OPTION HOLDER

  (a) Stockholder. The holder of an Option (whether or not then vested) shall not have any rights as a stockholder by reason of holding that Option. Upon exercise of an Option granted pursuant to this Plan, the holder shall be deemed to acquire the rights of a stockholder when, but not before, the issuance of Common Stock as a result of the exercise is recorded in the stock transfer records of Casino.

  (b) Employment. Nothing in this Plan or in the grant of an Option shall confer upon any Participant the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

13. LAWS AND REGULATIONS

  The obligation of Casino to sell and deliver shares of Common Stock on vesting and exercise of Options granted pursuant to this Plan shall be subject to the condition that counsel for Casino be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations. In addition, the Company may, as a condition to such sale and delivery, require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Casino, such a representation is required pursuant to such securities laws.

  This Plan is intended to meet the requirements of Rule 16b-3 in order to provide directors and executive officers with certain exemptions from the application of Section 16(b) of the Exchange Act.

14. WITHHOLDING OF TAXES

  (a) In General. In addition to the requirement set forth in Section 9(c) above that, in order to exercise an Option granted pursuant to this Plan, a person must make a payment to Casino or authorize withholding in order to enable the Company to pay any withholding taxes due as a result of the exercise of that Option, if an employee-Participant who exercised an Incentive Stock Option disposes of shares of Common Stock acquired through exercise of that Incentive Stock Option either (x) within two years after the Date of Grant of the Incentive Stock Option or (y) within one year after the issuance of the shares on exercise of the Incentive Stock Option then, promptly thereafter, the Participant shall notify the Company of the occurrence of the event and the amount realized upon the disposition of such Common Stock by the Participant, and pay any federal, state and other taxes due as a result thereof.

  (b) Withholding of Taxes. If, whether because of a disposition of Common Stock acquired on exercise of an Incentive Stock Option, the exercise of a Non-Qualified Option or otherwise, the Company becomes required to pay withholding taxes to any federal, state or other taxing authority and the employee-Participant fails to provide the Company with the funds with which to pay that withholding tax, then the Company may withhold, subject to applicable state law, up to fifty percent (50%) of each payment of salary or bonus to the Participant (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

15. RELOAD OPTIONS

  (a) Grant. Whenever a Participant holding any Option outstanding pursuant to this Plan (including Reload Options previously granted pursuant to this Section 15) exercises the Option and makes payment of the Exercise Price pursuant to Section 9(c)(ii) hereof, in whole or in part, by tendering Common Stock previously held by the Participant, then the Company shall grant to the Participant a Reload Option for the number of shares of Common Stock that is equal to the number of shares tendered by the Participant on payment of the Exercise Price of the Option being exercised.

  (b) Reload Option Exercise Price. Subject to Section 10 hereof, the Reload Option Exercise Price per share shall be an amount equal to the Fair Market Value per share of the Company's Common Stock, determined as of the date of receipt by the Company of the notice by the Participant to exercise the Option.

  (c) Term of Reload Option. Subject to Section 10 hereof, the exercise period of the Reload Option shall expire, and the Reload Option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally surrendered Option or (ii) one year from the date of grant of the Reload Option.

  (d) Restriction on Exercise. Any Reload Option granted pursuant to this
Section 15 shall vest immediately upon grant pursuant to Subsection (a) above.

  (e) Other Terms of Reload Options. All other terms of the Reload Options granted hereunder shall be identical to the terms and conditions of the original Option, the exercise of which gives rise to the grant of the Reload Option.

16. RESERVATION OF SHARES

  Casino shall at all times keep reserved for issuance on exercise of Options granted pursuant to this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares Casino may be required to issue on exercise of outstanding Options (whether or not then vested) granted pursuant to this Plan.

17. AMENDMENT OF THE PLAN

  The Board of Directors may, at any time and from time to time, modify or amend this Plan in any respect effective at any date the Board of Directors determines; provided, however, that, without the approval of the stockholders of Casino the Board of Directors may not: (i) increase the maximum number of shares of Common Stock that may be issued on exercise of Options (whether or not then vested) granted pursuant to this Plan; (ii) change the categories of Participants eligible to receive Options; (iii) extend the period during which Options (whether or not then vested) may be exercised; (iv) change the provisions fixing the minimum Exercise Price; or (v) change the provisions as to termination of Options. No modification or amendment of this Plan shall, without the consent of the holder of an outstanding Option (whether or not then vested), adversely affect the holder's rights pursuant to that Option.

18. TERMINATION OF THE PLAN

  The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person holding an outstanding Option, whether or not then vested, granted pursuant to this Plan prior to that date.

                              CASINO AMERICA, INC.

                                     PROXY

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD SEPTEMBER
                                    25, 1997

  The undersigned hereby appoints Bernard Goldstein, John M. Gallaway and Allan
B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Casino America, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on September 25, 1997, or adjournments thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting

Proposal 1: Elect Directors.
              Bernard Goldstein John M. Gallaway
                              Allan B. Solomon Robert S. Goldstein
                                                Alan J. Glazer Emanuel Crystal
                                                              Randolph Baker
         [_] FOR All Nominees listed above (except as marked to the contrary below)
                                          [_] WITHHOLD AUTHORITY to vote for
                                           All Nominees listed above
--------------------------------------------------------------------------------
 (To withhold your vote for any nominee or nominees, print the name(s) above.)

Proposal 2: Approve Amendment to the Company's 1993 Stock Option Plan.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN


                         (Please sign on reverse side.)

Proposal 3: Ratify Selection of Ernst & Young as Independent Auditors.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN

  When properly executed, this proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3 in the discretion of the proxies nominated hereby on any other business as may properly come before the meeting.

  Please sign exactly as name appears
below.
                                            Dated: _____________________ , 1997
                                            -----------------------------------
                                                         Signature
                                            -----------------------------------
                                                Signature, if held jointly

                                            Please sign exactly as your name
                                            appears on this Proxy. If shares
                                            are registered in more than one
                                            name, the signatures of all such
                                            holders are required. A
                                            corporation should sign in its
                                            full corporate name by a duly
                                            authorized officer, stating such
                                            officer's title and official
                                            capacity, giving the full title as
                                            such. A partnership should sign in
                                            the partnership name by an
                                            authorized person, stating such
                                            person's title and relationship to
                                            the partnership.

 PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.